As filed with the Securities and
Exchange Commission on June 29 , 1998       Registration No. 333-____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                        BINDLEY WESTERN INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                               Indiana 84-0601662
                  (State or other jurisdiction (I.R.S. Employer
              of incorporation or organization) Identification No.)

                     10333 North Meridian Street, Suite 300
                           Indianapolis, Indiana 46290
               (Address of Principal Executive Offices) (Zip Code)

                             PROFIT SHARING PLAN OF
                 BINDLEY WESTERN INDUSTRIES, INC. & SUBSIDIARIES
                            (Full title of the plan)

                              Michael D. McCormick
                     10333 North Meridian Street, Suite 300,
                      Indianapolis, Indiana 46290 (Name and
                          address of agent for service)

                                 (317) 298-9900
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               James A. Aschleman
                                 Baker & Daniels
                      300 North Meridian Street, Suite 2700
                           Indianapolis, Indiana 46204
                                 (317) 237-0300

                         CALCULATION OF REGISTRATION FEE

   -----------------------------------------------------------------------------
     Title of Securities     Amount to be        Proposed maximum        Proposed maximum          Amount of
        to registered       registered (1)      offering price per      aggregate offering     registration fee
                                                    share (2)                price (2)
   -----------------------------------------------------------------------------
   Common Stock,                750,000               $29.00               $21,750,000              $6,417
   $0.01 par value.......
   =============================================================================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register such interests.

(2) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the NYSE on June 26, 1998, which was $29.00 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

         *Information  required  by Part I of Form  S-8 to be  contained  in the
Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by Bindley Western Industries, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

         (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 2, 1983, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant or the Profit Sharing Plan of Bindley Western Industries, Inc. & Subsidiaries (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

         The Registrant will promptly provide without charge to each person to whom a prospectus is delivered, a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information), upon the written or oral request of such person directed to the Secretary of the Registrant at its principal offices, 10333 North Meridian Street, Suite 300, Indianapolis, Indiana 46290, (317) 298-9900.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The following is a summary of the general effect of the indemnification provisions of the Registrant's Amended and Restated Articles of Incorporation and of the indemnification provided for under Indiana law. All statements made herein, which are only intended to summarize the above-referenced provisions, are qualified in their entirety by reference to the Registrant's Amended and Restated Articles of Incorporation and the Indiana Business Corporation Law (the "IBCL").

         The Amended and Restated Articles of Incorporation of the Registrant provide for the indemnification of the directors, officers, employees and agents of the Registrant (or those serving at the request of the Registrant as such for another entity, including an employee benefit plan) against expenses, judgments, settlements, penalties and fines that may be incurred by them in connection with or resulting from any pending, threatened or completed claim, action, suit or proceeding, civil, criminal, administrative or investigative, formal or informal, to which they are made parties if they are determined to have acted in good faith and in a manner they reasonably believed to be in the best interests of the Registrant or at least not opposed to the best interests of the Registrant (or with respect to an employee benefit plan, if they reasonably believed they were acting in conformity with ERISA or if they reasonably believed their actions to be in the interests of the participants in or beneficiaries of the plan) and, with respect to any criminal action or proceeding, they either had reasonable cause to believe their conduct was lawful or had no reasonable cause to believe their conduct was unlawful. Such indemnification is required where there is termination of a claim against an individual without any finding of liability or guilt against him and in cases where a court approves, with knowledge of the indemnity provided, the settlement of a claim. The Amended and Restated Articles of Incorporation of the Registrant also set forth the procedures to be followed in connection with a claim for indemnification.

         Under the IBCL, a corporation may indemnify any individual who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against reasonable expenses (including counsel fees), judgments, fines (including any excise tax assessed with respect to an employee benefit plan), penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding (i) if he acted in good faith, and (ii) in the case of conduct in his official capacity with the corporation, if he reasonably believed his conduct was in the best interests of the corporation or, in all other cases, if he reasonably believed his conduct was at least not opposed to the best interests of the corporation (or with respect to an employee benefit plan, if he reasonably believed his conduct was in the interests of the participants in and beneficiaries of the plan), and (iii) with respect to any criminal action or proceeding, if he had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful.

         The IBCL further provides that a corporation shall, unless limited by its articles of incorporation, indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any action, suit or proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection therewith. The IBCL empowers a corporation, under certain circumstances, to advance to an individual expenses incurred in connection with an action, suit or proceeding prior to the final disposition thereof. The IBCL also provides that, unless limited by the corporation's articles of incorporation, a court of competent jurisdiction may, in certain cases, order indemnification of a director or officer irrespective of whether the director or officer met the standards of conduct set forth above.

         In addition, the Registrant has a directors' and officers' liability policy that insures against certain liabilities, including liabilities under
the  Securities  Act,   subject  to  applicable retentions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

         The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on June 29, 1998.

                                             BINDLEY WESTERN INDUSTRIES, INC.


                                             By:/s/William E. Bindley
                                                ---------------------
                                                   William E. Bindley
                                                   Chairman, President and
                                                   Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of William E. Bindley, Michael D. McCormick and Thomas J. Salentine, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of William E. Bindley, Michael D. McCormick and Thomas J. Salentine, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.


  Signature                         Title                         Date
  ---------                         -----                         ----

/s/ William E. Bindley         Chairman, President,               June 29, 1998
----------------------         Chief  Executive
    William E. Bindley         Officer and Director
                               (Principal Executive Officer)

/s/ William F. Bindley, II     Director                           June 29, 1998
--------------------------
    William F. Bindley, II

/s/ Keith W. Burks             Executive Vice President           June 29, 1998
------------------             and Director
    Keith W. Burks

/s/ Seth B.Harris              Director                           June 29, 1998
-----------------
    Seth B. Harris

/s/ Robert L. Koch, II         Director                           June 29, 1998
----------------------
    Robert L. Koch, II

/s/ Michael D. McCormick       Executive Vice President,          June 29, 1998
------------------------       General Counsel, Secretary
    Michael D. McCormick       and Director

/s/ J. Timothy McGinley        Director                           June 29, 1998
-----------------------
    J. Timothy McGinley

/s/ James K. Risk, III         Director                           June 29, 1998
----------------------
    James K. Risk, III

/s/ Thomas J. Salentine        Executive Vice President,          June 29, 1998
-----------------------        Chief Financial Officer
    Thomas J. Salentine        and Director (Principal
                               Accounting and Financial Officer)

/s/ K. Clay Smith              Director                           June 29, 1998
-----------------
    K. Clay Smith

/s/ Carolyn Y. Woo             Director                           June 29, 1998
------------------
    Carolyn Y. Woo


      The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on June 29, 1998.

                                                 PROFIT SHARING PLAN OF BINDLEY
                                                 WESTERN INDUSTRIES, INC. &
                                                 SUBSIDIARIES


                                                  By:/s/Marion McDermott
                                                     Name: Marion McDermott
                                                     Title:  Plan Administrator

                                INDEX TO EXHIBITS

        Exhibit
           No.                Description of Exhibit
          4.1 (i) Amended and Restated Articles of Incorporation of the Registrant. (The copy of this Exhibit filed as Exhibit 3-A(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1987 is incorporated by reference.)

                     (ii) Amendment to Restated Articles of Incorporation increasing number of authorized shares. (The copy of this Exhibit filed as Exhibit 4(a)(ii) to the Registrant's Registration Statement on Form S-3 (Registration No. 33-45965) is incorporated by reference.)

                     (iii) Amendment to Restated Articles of Incorporation establishing terms of Class A Preferred Stock. (The copy of this Exhibit filed as exhibit number 1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992 is incorporated by reference.)

                     (iv)  Amendment  to  Restated   Articles  of  Incorporation
                     increasing number of authorized shares.

          4.2        Restated By-Laws of the Registrant, as amended to date.

          4.3 Profit Sharing Plan of Bindley Western Industries, Inc. & Subsidiaries.

           23        Consent of Price Waterhouse LLP.

           24 Powers of Attorney (included on the Signature Page of the Registration Statement).